Exhibit 4.9

GUARANTY AND COLLATERAL AGREEMENT

dated as of May 2, 2006

among

PROQUEST COMPANY

and

THE OTHER PARTIES HERETO,

as Grantors,

and

LASALLE BANK MIDWEST NATIONAL ASSOCIATION,

as the Collateral Agent

GUARANTY AND COLLATERAL AGREEMENT

THIS GUARANTY AND COLLATERAL AGREEMENT dated as of May 2, 2006 (this “Agreement”) is entered into among ProQuest Company, a Delaware corporation (the “Company”) and ProQuest Content Operations, Inc., a Delaware corporation, ProQuest Outdoor Solutions, a Delaware corporation, SIRS Publishing, Inc., a Florida corporation, ProQuest Business Solutions Inc., a Delaware corporation, ProQuest Information and Learning Company, a Delaware corporation, Softline Information, Inc., a New Hampshire corporation, Norman Ross Publishing Inc., a New York corporation, Bigchalk, Inc., a Delaware corporation, Homeworkcentral.com, Inc., a Delaware corporation, Copley Publishing Group, Inc., a Massachusetts corporation, LearningPage.com, Inc., an Arizona corporation, Serials Solution, Inc., a Washington corporation, ProQuest Learning I, LLC, a Delaware limited liability company, ProQuest Learning II, LLC, a Delaware limited liability company, Voyager Expanded Learning, LP, a Texas limited partnership, ProQuest Alison, Inc., a Florida corporation, Syncata Corporation, a California corporation and Voyager Holding Corporation, a Delaware corporation (together with any other Person that becomes a party hereto as provided herein, each a “Guarantor”, and collectively the “Guarantors”, and collectively with the Company, each a “Grantor” and collectively, the “Grantors”) in favor of LaSalle Bank Midwest National Association, in its capacity as the collateral agent (the “Collateral Agent”) for all the Secured Parties (as defined in the Intercreditor Agreement) party to the Intercreditor Agreement (as hereafter defined).

The Secured Parties have executed, and the Grantors have acknowledged and accepted, a Waiver and Omnibus Amendment Agreement dated as of the date hereof (the “May 2006 Waiver”) and the Secured Parties have entered into the Intercreditor Agreement (as defined below). The Company is affiliated with each other Grantor. The Company and the other Grantors are engaged in interrelated businesses, and each Grantor will derive substantial direct and indirect benefit from the amendments to the agreements evidencing the Secured Obligations under the Intercreditor Agreement. It is a condition precedent to each Secured Parties’ entering into the May 2006 Waiver that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of all the Secured Parties.

In consideration of the premises and to induce the Secured Parties to enter into the May 2006 Waiver, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1 DEFINITIONS.

1.1 Unless otherwise defined herein, terms defined in the Intercreditor Agreement and used herein shall have the meanings given to them in the Intercreditor Agreement, and the following terms are used herein as defined in the UCC: Accounts, Certificated Security, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Goods, Health Care Insurance Receivables, Instruments, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Supporting Obligations, Tangible Chattel Paper.

1.2 When used herein the following terms shall have the following meanings:

Assigned Agreements means any contract or other agreement evidencing any obligations of a third-party to any Grantor.

Associated Goodwill means all goodwill of each Grantor and its respective business, products and services appurtenant to, associated with or symbolized by the Trademarks and the use thereof, including but not limited to Related Assets.

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Agreement has the meaning set forth in the preamble hereto.

Chattel Paper means all “chattel paper” as such term is defined in Section 9-102(a)(11) of the UCC and, in any event, including with respect to any Grantor, all Electronic Chattel Paper and Tangible Chattel Paper.

Collateral means (a) all of the personal property of every kind and nature now owned or at any time hereafter acquired by any Grantor or in which any Grantor now has or at any time in the future may acquire any right, title or interest, including all of each Grantor’s Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Leases, Letter-of-Credit Rights, Money, Supporting Obligations and Identified Claims, and any other contract rights or rights to payment of money, (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing, and (d) all collateral security and guaranties given by any Person with respect to any of the foregoing. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

Collateral Access Agreement means any landlord waiver or other agreement between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Grantor for any real property where any Collateral is located, which agreement shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, bailee or consignee may assert against the Collateral at that location, in substantially the form of Annex II hereto or otherwise reasonably satisfactory in form and substance to the Collateral Agent, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

Commitment means any commitment of the 2005 Lenders and 2006 Lenders to make any Advance requested by the Company under the 2005 Credit Agreement and 2006 Credit Agreement, respectively, or other commitments under the 2005 Credit Agreement or 2006 Credit Agreement, as the case may be.

Contract Rights means all of the Grantors’ rights and remedies with respect to the Assigned Agreements.

Copyrights means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, including those listed on Schedule 5, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

Copyright Security Agreement means that certain Copyright Security Agreement dated as of May 2, 2006 by the Company and the Grantors, in favor of the Collateral Agent, as such agreement may be amended, restated, or otherwise modified from time to time.

Dollar and the sign “$” mean lawful money of the United States of America.

Fixtures means all of the following, whether now owned or hereafter acquired by a Grantor: plant fixtures; business fixtures; other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.

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General Intangibles means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, including with respect to any Grantor, all Payment Intangibles, all contracts and Contract Rights (including all Assigned Agreements and Seller Undertakings), agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder; provided, that the foregoing shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Payment Intangible, contract, agreement, instrument or indenture.

Guarantor Obligations means, collectively, with respect to each Guarantor, all Secured Obligations of such Guarantor.

Identified Claims means the Commercial Tort Claims described on Schedule 7 as such schedule shall be supplemented from time to time.

Intellectual Property means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

Intercompany Note means any promissory note evidencing loans made by any Grantor to any other Grantor.

Intercreditor Agreement means the Collateral Agency and Intercreditor Agreement dated as of the date hereof among the Secured Parties and LaSalle Bank Midwest National Association as Collateral Agent, as amended or modified from time to time.

Investment Property means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than the equity interest of any foreign Subsidiary excluded from the definition of Pledged Equity), (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC (other than the equity interest of any foreign Subsidiary excluded from the definition of Pledged Equity), and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

Issuers means the collective reference to each issuer of any Investment Property.

Letters of Credit those letter of credit issued under the 2005 Credit Agreement on or after the date hereof pursuant to the terms thereof.

Paid in Full means (a) the payment in full in cash and performance of all Secured Obligations, (b) the termination of all Commitments and (c) either (i) the cancellation and return to the Collateral Agent of all Letters of Credit or (ii) the cash collateralization of all Letters of Credit in accordance with the 2005 Credit Agreement or any Successor Credit Agreement.

Patents means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including

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any of the foregoing referred to in Schedule 5, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 5, (c) all rights to obtain any reissues, renewals or extensions of the foregoing, (d) any and all past, present or future rights in, to and associated with the foregoing, throughout the world, whether arising under federal law, state law, common law, foreign law, or otherwise, including but not limited to the following: all such rights arising out of or associated with the foregoing; the right (but not the obligation) to register claims under any federal, state or foreign patent law or regulation; the right (but not the obligation) to sue or bring opposition or bring cancellation proceedings in the name of any Grantor or the Collateral Agent for any and all past, present and future infringements of or any other damages or injury to the foregoing, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury and (e) all additions, improvements and accessions to and all substitutions for and replacements of any and all of the foregoing, and all books and records and technical information and data describing or used in connection with any and all such rights, interests, assets or property.

Patent and Trademark Security Agreement means that certain Patent and Trademark Security Agreement dated as of May 2, 2006 by the Company and the Grantors, in favor of the Collateral Agent, as such agreement may be amended, restated, or otherwise modified from time to time.

Permitted Liens means any Lien permitted under the Financing Documents.

Pledged Equity means the equity interests listed on Schedule 1, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total issued and outstanding voting equity interests of any foreign Subsidiary be required to be pledged hereunder.

Pledged Notes means all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than (a) promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business and (b) any individual promissory note which is less than $100,000 in principal amount, up to an aggregate of $500,000 for all such promissory notes excluded under this clause (b)).

Proceeds means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

Receivable means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

Related Assets means all assets, rights and interests of each Grantor that uniquely reflect or embody the Associated Goodwill, including but not limited to the following:

(a) all patents, inventions, copyrights, trade secrets, confidential information, formulae, methods or processes, compounds, recipes, know-how, methods and operating systems, drawings, descriptions, formulations, manufacturing and production and delivery procedures, quality control procedures, product and service specifications, catalogs, price lists, and advertising materials, relating to the manufacture, production, delivery, provision and sale of goods or services under or in association with any of the Trademarks; and

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(b) the following documents and things in the possession or under the control of each Grantor, or subject to each Grantor’s demand for possession or control, related to the production, delivery, provision and sale by each Grantor, or any affiliate, franchisee, licensee or contractor, of products or services sold by or under the authority of each Grantor in connection with the Trademarks, whether prior to, on or subsequent to the date hereof:

(i) all lists, contracts, ancillary documents and other information that identify, describe or provide information with respect to any customers, dealers or distributors of each Grantor, its affiliates or franchisees or licensees or contractors, for products or services sold under or in connection with the Trademarks, including all lists and documents containing information regarding each customer’s, dealer’s or distributor’s name and address, credit, payment, discount, delivery and other sale terms, and history, pattern and total of purchases by brand, product, style, size and quantity;

(ii) all agreements (including franchise agreements), product and service specification documents and operating, production and quality control manuals relating to or used in the design, manufacture, production, delivery, provision and sale of products or services under or in connection with the Trademarks;

(iii) all documents and agreements relating to the identity and locations of all sources of supply, all terms of purchase and delivery, for all materials, components, raw materials and other supplies and services used in the manufacture, production, provision, delivery and sale of products or services under or in connection with the Trademarks; and

(iv) all agreements and documents constituting or concerning the present or future, current or proposed advertising and promotion by each Grantor (or any Grantor’s respective affiliates, franchisees, licensees or contractors) of products or services sold under or in connection with the Trademarks.

Securities Act means the Securities Act of 1933, as amended.

Seller Undertakings means, collectively, all representations, warranties, covenants and agreements in favor of any Grantor, and all indemnifications for the benefit of any Grantor relating thereto, pursuant to the Assigned Agreements.

Trademarks means (a) all trademarks, trade names, corporate names, the Company names, business names, fictitious business names, designs, trade styles, service marks, logos and other source or business identifiers, elements of package or trade dress and all Associated Goodwill, now existing or hereafter adopted, acquired, owned, held or used by any Grantor, in any such Grantor’s business, or with any such Grantor’s products and services, or in which any such Grantor has any right, title or interest; all past, present or future registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 5, together with the right (but not the obligation) to apply for such registrations (and prosecute such applications) in the name of any Grantor or the Collateral Agent, (b) the right to obtain all renewals thereof and (c) any and all past, present or future rights in, to and associated with the foregoing throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including the following: all such rights arising out of or associated with trademark registrations; the right (but not the obligation) to register claims under any state, federal or foreign trademark law or regulation; the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of any Grantor or the

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Collateral Agent for any and all past, present and future infringements or dilution of any other damages or injury to the foregoing, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, dilution, damage or injury.

UCC means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

SECTION 2 GUARANTY.

2.1 Guaranty. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guaranties to the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations including all such which would become due but for the operation of the automatic stay pursuant to § 362(a) of the Federal Bankruptcy Code and the operation of § 502(b) and 506(b) of the Federal Bankruptcy Code.

(b) Anything herein or in any other Financing Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Financing Documents shall in no event exceed the amount which can be guarantied by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

(d) The guaranty contained in this Section 2 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

(e) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations are Paid in Full.

(f) The guaranty contained in this Section 2 amends and restates (i) that certain Continuing Unconditional Guaranty dated as of January 31, 2005 entered into by certain of the Guarantors in connection with the 2005 Credit Agreement (as amended and as in effect as of the date hereof, the “2005 Bank Guaranty”), (ii) that certain Subsidiary Guaranty dated as of October 1, 2002

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entered into by certain of the Guarantors in connection with the 2002 Note Purchase Agreement (as amended and as in effect as of the date hereof, the “2002 Note Guaranty”) and (iii) that certain Subsidiary Guaranty dated as of January 31, 2005 entered into by certain of the Guarantors in connection with the 2005 Note Purchase Agreement (as amended and as in effect as of the date hereof, the “2005 Note Guaranty”, and together with the 2005 Bank Guaranty and the 2002 Note Guaranty, collectively, the “Existing Guaranties”), and each Guarantor that is a signatory to the Existing Guaranties hereby acknowledges, agrees and affirms that each of the Existing Guaranties, as amended and restated hereby, is in full force and effect, is a valid and binding obligation enforceable against such Guarantors in accordance with its terms and that no defense, offset or counterclaim exists with respect to the Existing Guaranties, as amended and restated hereby.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the Secured Parties for the full amount guarantied by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the Company or any other Guarantor or any collateral security or guaranty or right of offset held by the Collateral Agent or any Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations are Paid in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with the Financing Documents.

2.4 Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the Intercreditor Agreement and the other Financing Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Required Secured Parties or all the Secured Parties, as the case may be) may deem advisable from time to time in accordance with their respective terms. Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

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The Collateral Agent or any Secured Party may, from time to time, at its sole discretion and without notice to any Guarantor (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not the Collateral Agent or such Secured Party shall have resorted to any property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

2.5 Waivers. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2, and, to the fullest extent permitted by law, waives any and all defenses, counterclaims or offsets which it might or could have by reason thereof; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between the Company and any of the Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. Each Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon the Company or any of the Guarantors with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.

2.6 Payments. The obligations of each Guarantor under this Section 2 and the rights of any Secured Party to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, and each Guarantor hereby guaranties that payments hereunder will be paid to the Collateral Agent without set-off, counterclaim, recoupment or termination whatsoever, in Dollars at the office of the Collateral Agent specified in the Intercreditor Agreement.

2.7 Unenforceability of Secured Obligations Against Company. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Secured Obligations, or if any of the Secured Obligations have become irrecoverable from the Company by reason of the Company’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Agreement shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all such Secured Obligations. In the event that acceleration of the time for payment of any of the Secured Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Financing Documents shall be immediately due and payable by the Guarantors.

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2.8 Information. Each Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Company on a continuing basis all information desired by such Guarantor concerning the financial condition of the Company and that each Guarantor will look to the Company and not to the Collateral Agent or any other Secured Party in order for the Guarantors to keep adequately informed of changes in the Company’s financial condition.

SECTION 3 GRANT OF SECURITY INTEREST.

3.1 Grant. Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties and (to the extent provided herein) their Affiliates, a continuing security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations or the Guarantor Obligations, as the case may be. Each Grantor hereby agrees to enter into a Patent and Trademark Security Agreement and a Copyright Security Agreement, in form and substance satisfactory to the Collateral Agent, in order to give the Collateral Agent a continuing security interest in all of Grantors’ right, title and interest in, to and under, all Patents, Copyrights and Trademarks, whether presently existing or hereafter created or acquired.

3.2 Collateral Assignment of Rights under the Assigned Agreements. Each Grantor hereby irrevocably authorizes and empowers the Collateral Agent or its agents, in their sole discretion, to assert, either directly or on behalf of any Grantor, at any time that a Special Event of Default is in existence, any claims any Grantor may from time to time have against the sellers or any of their affiliates with respect to any and all of the contract rights or with respect to any and all payments or other obligations due from the sellers or any of their affiliates to any Grantor under or pursuant to the Assigned Agreements (“Payments”), and to receive and collect any damages, awards and other monies resulting therefrom and to apply the same on account of the Secured Obligations. After the occurrence of any Special Event of Default, the Collateral Agent may provide notice to the sellers or any of their affiliates under any Assigned Agreement that all Payments shall be made to or at the direction of the Collateral Agent for so long as such Special Event of Default shall be continuing. Following the delivery of any such notice, the Collateral Agent shall promptly notify the sellers under the Assigned Agreement upon the termination or waiver of any such Special Event of Default. Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees, or agents designated by the Collateral Agent) as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of enabling the Collateral Agent or its agents to assert and collect such claims and to apply such monies in the manner set forth hereinabove.

3.3 License Back to Grantors with Respect to Patents. Unless and until there shall have occurred and be continuing a Special Event of Default, the Collateral Agent hereby grants to each Grantor the sole and exclusive, nontransferable, royalty-free, worldwide right and license under each such Grantor’s respective Patents, to make, have made for it, use, sell and otherwise practice the inventions disclosed and claimed in such Patents for each respective Grantor’s own benefit and account and for none other; provided, however, that the foregoing right and license shall be no greater in scope than, and limited by, the rights assigned to the Collateral Agent, for the benefit of the Secured Parties and the Collateral Agent, by each Grantor hereby. Each Grantor hereby agrees not to sell, assign, transfer, encumber or sublicense its interest in the license granted to it in this Section 3.3, without the prior written consent of the Collateral Agent. Any such sublicenses granted on or after the date hereof shall be terminable by the Collateral Agent upon termination of the licenses granted to each Grantor hereunder

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3.4 Conditional Assignment of Trademarks. In addition to, and not by way of limitation of, the grant, pledge and mortgage of the Trademarks provided for herein, each Grantor grants, assigns, transfers, conveys and sets over to the Collateral Agent, for the benefit of the Secured Parties, such Grantor’s entire right, title and interest in and to the Trademarks; provided that such grant, assignment, transfer and conveyance shall be and become of force and effect only (a) upon or after the occurrence and during the continuance of a Special Event of Default and (b) either (i) upon the written demand of the Collateral Agent at any time during such continuance or (ii) immediately and automatically (without notice or action of any kind by the Collateral Agent) upon a Special Event of Default or upon the sale or other disposition of or foreclosure upon the Collateral pursuant to this Agreement and applicable law (including the transfer or other disposition of the Collateral by any Grantor to the Collateral Agent or its nominee in lieu of foreclosure).

SECTION 4 REPRESENTATIONS AND WARRANTIES.

Each Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

4.1 Title; No Other Liens. Except for Permitted Liens, the Grantors own each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens.

4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on Schedule 2, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral that can be perfected through the taking of such actions in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase any Collateral from each Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens. The filings and other actions specified on Schedule 2 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.

4.3 Grantor Information. On the date hereof, Schedule 3 sets forth (a) each Grantor’s jurisdiction of organization, (b) the location of each Grantor’s chief executive office, (c) each Grantor’s exact legal name as it appears on its organizational documents and (d) each Grantor’s organizational identification number (to the extent a Grantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

4.4 Collateral Locations. On the date hereof, Schedule 4 sets forth (a) each place of business of each Grantor (including its chief executive office), (b) all locations where all Inventory and the Equipment owned by each Grantor is kept, except with respect to Inventory and Equipment which may be in private residences of the Company’s sales force or Inventory and Equipment located at other locations with a fair market value of less than $1,000,000 (in the aggregate for all Grantors) and (c) whether each such Collateral location and place of business (including each Grantor’s chief executive office) is owned or leased. No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 4.

4.5 Certain Property. None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health Care Insurance Receivables or (c) vessels, aircraft or any other property subject

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to any certificate of title or other registration statute of the United States, any State or other jurisdiction, except for personal vehicles owned by the Grantors and used by employees of the Grantors in the ordinary course of business with an aggregate fair market value of less than $250,000 (in the aggregate for all Grantors). Schedule 8 hereto lists the registration number, state of registration and the prior lienholder (if any), together with the amount of such prior Lien of all motor vehicles of each Grantor.

4.6 Investment Property. (a) The Pledged Equity pledged by each Grantor hereunder constitute all the issued and outstanding equity interests of each Issuer owned by such Grantor or, in the case of any foreign Subsidiary, 65% of all classes of issued and outstanding voting equity interests of such foreign Subsidiary.

(b) All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

(d) Schedule 1 lists all Investment Property owned by each Grantor. Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

4.7 Receivables. (a) No material amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(b) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables (to the extent such representations are required by any of the Financing Documents) will at all such times be accurate.

4.8 Intellectual Property. (a) Schedule 5 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

(b) On the date hereof, all material Intellectual Property owned by any Grantor is valid, subsisting, unexpired and enforceable and has not been abandoned, and to the best of each Grantor’s knowledge, there is no infringement by others thereon.

(c) Except as set forth in Schedule 5, none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d) Each Grantor owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the businesses of such Grantor, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreements and in the Note Purchase Agreements).

4.9 Depositary and Other Accounts. All depositary and other accounts maintained by each Grantor are described on Schedule 6 hereto, which description includes for each such account the

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name of the Grantor maintaining such account, the name of the financial institution at which such account is maintained and the account number of such accounts.

SECTION 5 COVENANTS.

Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement. In the event that an Default or Event of Default shall have occurred and be continuing, upon the request of the Collateral Agent, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to the Collateral Agent and at such time being held by any Grantor shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

5.2 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto and (iii) if requested by the Collateral Agent, delivering, to the extent permitted by law, any original motor vehicle certificates of title received by such Grantor from the applicable secretary of state or other governmental authority after information reflecting the Collateral Agent’s security interest has been recorded therein.

5.3 Changes in Locations, Name, etc. Such Grantor shall not, except upon 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional financing statements and other documents reasonably requested by the Collateral Agent as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept:

(i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4; provided, that Inventory and Equipment may be located in private residences of the Company’s sales force and up to $1,000,000 (in the aggregate for all Grantors) in fair market value of any such Inventory and Equipment may be kept at other locations;

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(ii) change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule 3 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii) change its name, identity or corporate structure.

5.4 Notices. Such Grantor will advise the Collateral Agent and the Secured Parties promptly, in reasonable detail, of:

(a) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.

5.5 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent reasonably requests, signature guarantied, to be held by the Collateral Agent, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of a Special Event of Default, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of a Special Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, except, in each case, as permitted by the Financing Documents, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Financing Documents) other than, with respect to Investment Property not constituting Pledged Equity or Pledged Notes, any such action which is not prohibited by the Financing Documents, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

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(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to such Grantor with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 regarding the Investment Property issued by it.

5.6 Receivables. (a) Other than in the ordinary course of business consistent with its past practice and in amounts which are not material to such Grantor, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables for all Grantors.

5.7 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way and (vi) will not, without the Collateral Agent’s prior written consent, mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any Trademarks or Patents, or enter into any agreement (for example, a license agreement) that is inconsistent with such Grantor’s obligations herein.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent material to its business may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) (i) will employ each Copyright material to its business and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property material to its business to infringe the intellectual property rights of any other Person.

(e) Such Grantor will notify the Collateral Agent and the Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States

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Copyright Office or any court or tribunal in any country) regarding, such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent. Upon the request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Party’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Such Grantor will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property owned by it.

(h) In the event that any material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and, to the extent, in its reasonable judgment, such Grantor determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.8 Seller Undertakings.

(a) Each Grantor shall keep the Collateral Agent informed of all circumstances bearing upon any potential claim under or with respect to the Assigned Agreements and the Seller Undertakings and such Grantor shall not, without the prior written consent of the Collateral Agent, (i) waive any of its rights or remedies under any Assigned Agreement with respect to any of the Seller Undertakings in excess of $500,000, (ii) settle, compromise or offset any amount payable to such Grantor under any Assigned Agreement in excess of $500,000 or (iii) amend or otherwise modify any Assigned Agreement in any manner which is materially adverse to the interests of the Collateral Agent or any Secured Party.

(b) Each Grantor shall perform and observe all the terms and conditions of each Assigned Agreement to be performed by it, maintain each Assigned Agreement in full force and effect, enforce each Assigned Agreement in accordance with its terms and take all such action to such end as may from time to time be reasonably requested by the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, (i) each applicable Grantor shall remain liable under each Assigned Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Assigned Agreement and (iii) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Assigned Agreement by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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5.9 Depositary and Other Deposit Accounts. Unless the Collateral Agent otherwise consents in writing, in order to facilitate the Collateral Agent’s and the Lenders’ administration of the Financing Documents, each Grantor shall maintain all of its principal deposit accounts with one or more Lenders. No Grantor shall open any depositary or other deposit accounts unless such Grantor shall have given the Collateral Agent 10 days’ prior written notice of its intention to open any such new deposit accounts. The Grantors shall deliver to the Collateral Agent a revised version of Schedule 6 showing any changes thereto within 5 days of any such change. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains a deposit account to provide the Collateral Agent with such information with respect to such deposit account as the Collateral Agent may from time to time reasonably request, and each Grantor hereby consents to such information being provided to the Collateral Agent. Each Grantor will cause each financial institution at which such Grantor maintains a depositary or other deposit account to enter into a bank agency or other similar agreement with the Collateral Agent and such Grantor, in form and substance reasonably satisfactory to the Collateral Agent, in order to give the Collateral Agent “control” (as defined in the UCC) of such account. Each Grantor shall direct all Account debtors to make all payments on the Accounts directly to a bank account identified on Schedule 6 (a “Designated Account”). If any Grantor or any director, officer, employee, agent of such Grantor, or any other Person acting for or in concert with such Grantor shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, such Grantor and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, the Collateral Agent and the Secured Parties and, promptly upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to a Designated Account. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to the Collateral Agent pursuant to the terms hereof shall be endorsed by the applicable Grantor to the Collateral Agent, and, if that endorsement of any such item shall not be made for any reason, the Collateral Agent is hereby irrevocably authorized to endorse the same on such Grantor’s behalf. For the purpose of this section, each Grantor irrevocably hereby makes, constitutes and appoints the Collateral Agent (and all Persons designated by the Collateral Agent for that purpose) as such Grantor’s true and lawful attorney and agent-in-fact (a) to endorse such Grantor’s name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, Instrument, invoice or similar document or agreement relating to any Account of the such Grantor or goods pertaining thereto; (b) to take control in any manner of any item of payment or proceeds thereof; and (c) to have access to any lock box or postal box into which any of such Grantor’s mail is deposited, and open and process all mail addressed to the such Grantor and deposited therein. In no event shall any amount be applied unless and until such amount shall have been credited in immediately available funds to a Designated Account.

5.10 Insurance. Each Grantor shall, at its own expense, maintain insurance in accordance with the terms set forth in the Credit Agreements and the Note Purchase Agreements. All such policies of insurance insuring the Collateral shall show the Collateral Agent for itself and the other Secured Parties as mortgagee, additional insured and lender loss payee, and shall provide for at least thirty Business Days’ prior written notice of cancellation to the Collateral Agent. Upon reasonable request by the Collateral Agent, each Grantor shall promptly furnish to the Collateral Agent evidence of such insurance in form and content reasonably satisfactory to the Collateral Agent. If any Grantor fails to perform or observe any applicable covenants as to insurance after ten days’ written notice from the Collateral Agent, the Collateral Agent may at its option obtain insurance on only Secured Parties’ interest in the Collateral, any premium thereby paid by the Collateral Agent to become part of the Secured Obligations. If the Collateral Agent maintains such substitute insurance in accordance with the terms hereof, the premium for such insurance shall be promptly paid by the applicable Grantor to the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, each Grantor grants and appoints the Collateral Agent its attorney-in-fact to endorse any check or draft that may be payable to such Grantor in order to collect any payments in respect of insurance, including any refunds of unearned premiums in connection with any cancellation, adjustment, or termination of any policy of insurance.

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Any such sums collected by the Collateral Agent shall be credited, except to the extent applied to the purchase by the Collateral Agent of similar insurance, to any amounts then owing on the Secured Obligations in accordance with the Intercreditor Agreement. Each Grantor agrees that any insurance proceeds received by such Grantor with respect to the Collateral shall be utilized to replace the Collateral or to procure other Collateral useful in the ordinary course of business covered by such Insurance proceeds; provided, however, that any insurance proceeds received by any Grantor in an amount greater than $500,000 in the aggregate or if an Event of Default has occurred and is continuing at any time shall be paid to the Collateral Agent on behalf of the Secured Parties to be applied to the Secured Obligations in accordance with the Intercreditor Agreement.

5.11 Other Matters.

(a) After the execution of the Intercreditor Agreement (the “Effective Date”), each of the Grantors shall use commercially reasonable efforts to cause to be delivered to the Collateral Agent a Collateral Access Agreement with respect to (a) each bailee with which such Grantor keeps Inventory or other assets as of the Effective Date with a fair market value in excess of $100,000 and (b) each landlord which leases real property (and the accompanying facilities) to any of the Grantors as of the Effective Date. Before any Grantor shall cause to be delivered Inventory or other property in excess of $100,000 in fair market value to any bailee after the Effective Date, such Grantor shall use commercially reasonable efforts to cause such bailee to sign a Collateral Access Agreement. Such requirement may be waived at the option of the Collateral Agent. Before any Grantor shall lease any real property or facilities and the value of property of such Grantor located at such leased real property is in excess of $100,000 in fair market value after the Closing Date, such Grantor shall use commercially reasonable efforts to cause the landlord in respect of such leased property or facilities to sign a Collateral Access Agreement. Such requirement may be waived at the option of the Collateral Agent.

(b) Each Grantor authorizes the Collateral Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of each Grantor, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Any such financing statement, continuation statement, or amendment may be signed by the Collateral Agent on behalf of any Grantor and may be filed at any time in any jurisdiction.

(c) Each Grantor shall, at any time and from time and to time, take such steps as the Collateral Agent may reasonably request for the Collateral Agent (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for the Collateral Agent, (ii) to obtain “control” of any letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to the Collateral Agent, and (iii) otherwise to insure the continued perfection and priority of the Collateral Agent’s security interest in any of the Collateral and of the preservation of its rights therein. If any Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) in excess of $1,000,000, such Grantor shall promptly notify the Collateral Agent thereof in writing and supplement Schedule 7, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Collateral Agent, such Grantor shall be deemed to thereby grant to the Collateral Agent (and such Grantor hereby grants to the Collateral Agent) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

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(d) Without limiting the generality of the foregoing, if any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in excess of $100,000 such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent “control” under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with the Grantors that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantors to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless a Special Event of Default has occurred and is continuing or would occur after taking into account any action by any Grantor with respect to such electronic chattel paper or transferable record.

SECTION 6 REMEDIAL PROVISIONS.

6.1 Certain Matters Relating to Receivables. (a) At any time and from time to time after the occurrence and during the continuance of a Special Event of Default, the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of a Special Event of Default, upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Collateral Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of a Special Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of a Special Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a collateral account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time and from time to time after the occurrence and during the continuance of a Special Event of Default, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

(d) Each Grantor hereby irrevocably authorizes and empowers the Collateral Agent, in the Collateral Agent’s sole discretion, at any time that after the occurrence and during the continuance

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of a Special Event of Default, to assert, either directly or on behalf of such Grantor, any claim such Grantor may from time to time have against the sellers under or with respect to the Assigned Agreements and to receive and collect any and all damages, awards and other monies resulting therefrom and to apply the same to the Secured Obligations. Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent as its true and lawful attorney in fact for the purpose of enabling the Collateral Agent to assert and collect such claims and to apply such monies in the manner set forth above, which appointment, being coupled with an interest, is irrevocable.

6.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of a Special Event of Default communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of a Special Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

6.3 Investment Property. (a) Unless a Special Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Financing Documents, and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Financing Documents or this Agreement.

(b) If a Special Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the

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Collateral Agent shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in accordance with the Finance Documents, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the equity interests of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that a Special Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to the Collateral Agent.

6.4 Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if a Special Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a collateral account maintained under its sole dominion and control. All Proceeds, while held by the Collateral Agent in any collateral account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. At such intervals as may be agreed upon by the Company and the Collateral Agent, or, if a Special Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent shall apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in such order as set forth in the Intercreditor Agreement. Any part of such funds which is not governed by the Intercreditor Agreement and of which the Collateral Agent deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Collateral Agent to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

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6.6 Code and Other Remedies. If a Special Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including attorney costs to the payment in whole or in part of the Secured Obligations, in accordance with Section 6.5 hereto, and only after such application and after the payment by the Collateral Agent of any other amount required by the Intercreditor Agreement and any provision of law, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to Section 6.6, and if in the reasonable opinion of the Collateral Agent it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

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(b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Special Event of Default has occurred and is continuing.

6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

6.9 Marshaling of Collateral. Neither the Collateral Agent nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Collateral Agent or any other Secured Party hereunder and of the Collateral Agent or any other Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 7 THE COLLATERAL AGENT.

7.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and

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all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of and at the expense of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) discharge Liens levied or placed on or threatened against the Collateral, and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable discretion determine; (8) vote any right or interest with respect to any Investment Property; (9) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as the Collateral Agent may deem appropriate; and (10) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless a Special Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent or any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder.

7.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8 MISCELLANEOUS.

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 6.4 of the Intercreditor Agreement.

8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be

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deemed to have been given when received. Each Grantor hereby appoints the Company as its agent to receive notices hereunder.

8.3 Indemnification by Grantors. THE GRANTORS, JOINTLY AND SEVERALLY, HEREBY AGREE TO INDEMNIFY, EXONERATE AND HOLD EACH SECURED PARTY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, INCURRED BY THE SECURED PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF EQUITY INTERESTS, PURCHASE OF ASSETS (INCLUDING THE RELATED TRANSACTIONS) OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE SECURED OBLIGATIONS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY GRANTOR, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY GRANTOR OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY SECURED PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT BY ANY OF THE SECURED PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE SECURED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION OR (F) ANY CLAIM OR CLAIMS REGARDING THE GRANTORS’ OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY INTELLECTUAL PROPERTY OR ANY PRACTICE, USE, LICENSE OR SUBLICENSES THEREOF, OR ANY PRACTICE, MANUFACTURE, USE OR SALE OF ANY OF THE INVENTIONS DISCLOSED OR CLAIMED THEREIN, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH GRANTOR HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 8.3 SHALL SURVIVE REPAYMENT OF ALL SECURED OBLIGATIONS AND TERMINATION OF ALL COMMITMENTS, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

8.4 Enforcement Expenses. (a) Each Grantor agrees, on a joint and several basis, to pay or reimburse on demand each Secured Party and the Collateral Agent for all reasonable out-of-pocket costs and expenses (including attorney costs) incurred in collecting against any Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Financing Documents.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

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(c) The agreements in this Section 8.4 shall survive repayment of all Secured Obligations and termination of all Commitments, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

8.5 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

8.6 Nature of Remedies. All Secured Obligations of each Grantor and rights of the Collateral Agent and the Secured Parties expressed herein or in any other Financing Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.7 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy of any executed signature page to this Agreement or any other Financing Document shall constitute effective delivery of such signature page.

8.8 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.9 Entire Agreement. This Agreement, together with the other Financing Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by any Grantor of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Collateral Agent or the Secured Parties.

8.10 Successors; Assigns. This Agreement shall be binding upon Grantors, the Secured Parties and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of Grantors, Secured Parties and the Collateral Agent and the successors and assigns of the Secured Parties and the Collateral Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Financing Documents. No Grantor may assign or transfer any of its rights or Secured Obligations under this Agreement without the prior written consent of the Collateral Agent.

8.11 Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

8.12 Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF MICHIGAN OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR

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OPERATE TO PRECLUDE THE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF MICHIGAN AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF MICHIGAN. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.13 Waiver of Jury Trial. EACH GRANTOR, THE COLLATERAL AGENT AND EACH SECURED PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

8.14 Set-off. Each Grantor agrees that the Collateral Agent and each Secured Party have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Grantor agrees that at any time any Special Event of Default exists, the Collateral Agent and each Secured Party may apply to the payment of any Secured Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with the Collateral Agent or such Secured Party.

8.15 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Financing Documents to which it is a party;

(b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Financing Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.16 Additional Grantors. Each Person that is required to become a party to this Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of a joinder agreement in the form of Annex I hereto.

8.17 Releases. (a) At such time as the Secured Obligations have been Paid in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party,

27

and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to the Grantors any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Financing Documents, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that all the equity interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Financing Documents; provided that the Company shall have delivered to the Collateral Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Intercreditor Agreement and the other Financing Documents.

8.18 Obligations and Liens Absolute and Unconditional. Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as a continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Financing Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Collateral Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8.19 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor or any Issuer for liquidation or reorganization, should Grantor or any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s or and Issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[signature pages follow]

28

Each of the undersigned has caused this Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.

PROQUEST COMPANY

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Senior Vice President and Chief Financian Officer

PROQUEST BUSINESS SOLUTIONS, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Vice President

PROQUEST INFORMATION AND LEARNING COMPANY

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Vice President

VOYAGER EXPANDED LEARNING, L.P.

By: Pro Quest Learning I, LLC, as General Partner

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

PRO QUEST CONTENT OPERATIONS, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

PROQUEST OUTDOOR SOLUTIONS

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

29

SIRS PUBLISHING, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

SOFTLINE INFORMATION, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

NORMAN ROSS PUBLISHING, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

BIGCHALK, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Vice President

HOMEWORKCENTRAL.COM, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

COPLEY PUBLISHING GROUP, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

LEARNINGPAGE.COM, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

30

SERIALS SOLUTION, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

PROQUEST LEARNING I, LLC

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

PROQUEST LEARNING II, LLC

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

PROQUEST ALISON, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

SYNCATA CORPORATION

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

VOYAGER HOLDING CORPORATION

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

COPLEY PUBLISHING GROUP

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Authorized Signatory

Address for notices to the Grantors:

C/o ProQuest Company
789 Eisenhower Parkway
Ann Arbor, Michigan 48106

31

LASALLE BANK MIDWEST NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Ronald R. Valentine

Name:	Ronald R. Valentine

Title:	FVP

Address for notices to the Collateral Agent:

2600 West Big Beaver Road
Troy, Michigan 48084

32

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

33

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

34

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

35

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

36

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

STATE OF Michigan	)
	)	SS
COUNTY OF Washington	)

On this 26th day of April, 2006, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that [s]he is the above-indicated officer of the Proquest Company, and which executed the above instrument; and that [s]he signed his name thereto by authority of the board of directors or similar governing of said entity.

/s/ Jennifer R. Swint
Notary Public

37

Schedule 1

Investment Property

A. Pledged Equity

Grantor	Issuer	Pledged Equity	Percentage of Issuer	Certificate No.
ProQuest Company	ProQuest Business Solutions Inc.	1,000 shares of Capital Stock	100%	3

	ProQuest Alison, Inc.[1]	Capital Stock	100%

	ProQuest Information and Learning Company	1,000 shares of Capital Stock 1,000 shares of Capital Stock	50% 50%	4 5

	HomeworkCentral.com, Inc.	4,527,656 shares of Series A Convertible Preferred Stock	100% of Series A Convertible Preferred Stock[2]	PA2

	ProQuest Content Operations, Inc.	Capital Stock	100%	n/a

	ProQuest Information Access, Ltd. (Canada)	390 shares of Common Stock (65% of 600)	43%	C5

		195 shares of Common Stock (65% of 300)	22%	C6

	ProQuest UK Holdings, Ltd. (United Kingdom)	429 shares (65% of 660)	65%	8

[1]	Stock Certificate, if any, to be delivered post closing.
[2]	100% ownership of Preferred Shares to be confirmed post closing.

Grantor	Issuer	Pledged Equity	Percentage of Issuer	Certificate No.
	ProQuest Brazil Ltda (Brazil)	LLC Interest	0.65%	n/a

ProQuest Business Solutions Inc.	ProQuest Outdoor Solutions Inc.	Capital Stock	100%	n/a

	OE Connection Manager Corp[3]	Capital Stock	25%

	OE Connection LLC[4]	LLC Interest	24.9125%

	Syncata Corporation	100 shares of Common Stock	100%	CS-1

	ProQuest Japan Company (Japan)	65 shares of stock (65% of 100) 65 shares of stock (65% of 100)	32.5% 32.5%	1 2

ProQuest Information and Learning Company	Softline Information, Inc.	50 shares of Common Stock 50 shares of Common Stock	100%	1 2

	Norman Ross Publishing Inc.	8 shares of Common Stock 1 share of Common Stock 1 share of Common Stock	80% 10% 10%	2 3 4

[3]	Stock Certificate, if any, to be delivered post closing.
[4]	Certificate, if any, to be delivered post closing.

Grantor	Issuer	Pledged Equity	Percentage of Issuer	Certificate No.
	SIRS Publishing, Inc.	50 shares of Common Stock	3%	6

		400 shares of Common Stock	24.2%	7

		400 shares of Common Stock	24.2%	8

		36 shares of Nonvoting Common Stock	2.2%	12

		36 shares of Nonvoting Common Stock	2.2%	13

		36 shares of Nonvoting Common Stock	2.2%	14

		36 shares of Nonvoting Common Stock	2.2%	17

		36 shares of Nonvoting Common Stock	2.2%	18

		36 shares of Nonvoting Common Stock	2.2%	19

		292 shares of Nonvoting Common Stock	17.7%	20

		292 shares of Nonvoting Common Stock	17.7%	21

Grantor	Issuer	Pledged Equity	Percentage of Issuer	Certificate No.
	Bigchalk, Inc.	100 shares of Capital Stock	100%	1

	Copley Publishing Group, Inc.	30,000 shares of Common Stock	7.5%	1

		10,000 shares of Common Stock	2.5%	2

		120,000 shares of Common Stock	30%	5

		240,000 shares of Common Stock	60%	6

	LearningPage.com, Inc.	100 shares of Capital Stock	20%	1

		100 shares of Capital Stock	20%	2

		100 shares of Capital Stock	20%	3

		100 shares of Capital Stock	20%	4

		100 shares of Capital Stock	20%	5

Grantor	Issuer	Pledged Equity	Percentage of Issuer	Certificate No.
	Serials Solutions, Inc.	20 shares of Stock	20%	1

		20 shares of Stock	20%	2

		20 shares of Stock	20%	3

		20 shares of Stock	20%	4

		20 shares of Stock	20%	5

	Voyager Holding Corporation	100 shares of Common Stock	100%	1

	ProQuest Brazil Ltda	LLC Interest	64.35%	n/a

Bigchalk, Inc.	Homeworkcentral.com, Inc.[5]	Capital Stock	100%

	Mediaseek Technologies, Inc. (Canada)[6]	Capital Stock	65%

ProQuest Learning I, LLC	Voyager Expanded Learning, L.P.	General Partnership Interest	1%	n/a

ProQuest Learning II, LLC	Voyager Expanded Learning, L.P.	Limited Partnership Interest	99%	n/a

Syncata Corporation	Syncata India (India)[7]	Capital Stock	65%

Voyager Holding Corporation	ProQuest Learning I, LLC	LLC Interest	100%	n/a

	ProQuest Learning II, LLC	LLC Interest	100%	n/a

[5]	Stock Certificate, if any, to be delivered post closing.
[6]	Stock Certificate, if any, to be delivered post closing.
[7]	Certificate, if any, to be delivered post closing.

B.	Pledged Notes

Grantor	Issuer	Pledged Notes Description
ProQuest Information and Learning Company	National Archive Publishing Company	Subordinated Promissory Note dated October 28, 2005 in the original principal amount of $2,000,000

ProQuest Company	ProQuest Information and Learning Company	Promissory Note dated December 28, 2002 in the original principal amount of $168,300,000

ProQuest Company	ProQuest Information and Learning Company	Promissory Note in the original principal amount of $23,800,000[8]

ProQuest Company	ProQuest Information and Learning Company	Promissory Note in the original principal amount of $26,800,000[9]

C.	Other Investment Property

Grantor	Investment Property Description
ProQuest Information and Learning Company	2,941,174 common shares represented by certificate number C-11 of Evidence Matters Inc./L’Evidence Meme Inc., an entity incorporated under the Canada Business Corporations Act (“Evidence Matters”). The shares represent a 7% interest in Evidence Matters.

[8]	Promissory Note to be delivered post closing.
[9]	Promissory Note to be delivered post closing.

Schedule 2

Filings and Perfection

Grantor	Filing Requirement or Other Action	Filing Office

ProQuest Company	UCC1 Filing	Delaware Secretary of State

ProQuest Business Solutions Inc.	UCC1 Filing	Delaware Secretary of State

ProQuest Information and Learning Company	UCC1 Filing	Delaware Secretary of State

Voyager Expanded Learning, L.P.	UCC1 Filing	Texas Secretary of State, Statutory Filings Division

Bigchalk, Inc.	UCC1 Filing	Delaware Secretary of State

Copley Publishing Group, Inc.	UCC1 Filing	The Commonwealth of Massachusetts

Homeworkcentral.com, Inc.	UCC1 Filing	Delaware Secretary of State

LearningPage.com, Inc.	UCC1 Filing	Arizona Secretary of State

Norman Ross Publishing Inc.	UCC1 Filing	New York State Department of State

ProQuest Alison, Inc.	UCC1 Filing	Florida Department of State, Division of Corporations

ProQuest Content Operations, Inc.	UCC1 Filing	Delaware Secretary of State

ProQuest Learning I, LLC	UCC1 Filing	Delaware Secretary of State

ProQuest Learning II, LLC	UCC1 Filing	Delaware Secretary of State

ProQuest Outdoor Solutions Inc.	UCC1 Filing	Delaware Secretary of State

Serials Solutions, Inc.	UCC1 Filing	State of Washington, Department of Licensing

SIRS Publishing, Inc.	UCC1 Filing	Florida Department of State, Division of Corporations

Softline Information, Inc.	UCC1 Filing	New Hampshire Department of State, UCC Division

Syncata Corporation	UCC1 Filing	California Secretary of State

Voyager Holding Corporation	UCC1 Filing	Delaware Secretary of State

ProQuest Business Solutions Inc.	Mortgage Filing	Wayne County, OH

ProQuest Business Solutions Inc. ProQuest Information and Learning Company BigChalk, Inc. Voyager Expanded Learning, L.P. Serials Solutions, Inc. SIRS Publishing, Inc.	Patent and Trademark Filing	U.S. Patent and Trademark Office

Grantor	Filing Requirement or Other Action	Filing Office
ProQuest Information and Learning Company Voyager Expanded Learning, L.P. SIRS Publishing, Inc.	Copyright Filing	U.S. Copyright Office

ProQuest Alison, Inc.	Account Control Agreement with respect to Account 0128320007838 at Sun Trust Bank listed on Schedule 6.	n/a

Schedule 3

Grantor Information

Grantor	State of Organization	FEIN	Org. Id.	Chief Executive Office
ProQuest Company	Delaware	36-3580106	2145995	789 Eisenhower Parkway Ann Arbor, MI 48106
ProQuest Business Solutions Inc.	Delaware	36-3580099	2146234	789 Eisenhower Parkway Ann Arbor, MI 48106
ProQuest Information and Learning Company	Delaware	36-3580102	2146260	789 Eisenhower Parkway Ann Arbor, MI 48106
Voyager Expanded Learning, L.P.	Texas	75-2534510	800447989	789 Eisenhower Parkway Ann Arbor, MI 48106
Bigchalk, Inc.	Delaware	23-3026960	3105059	789 Eisenhower Parkway Ann Arbor, MI 48106
Copley Publishing Group, Inc.	Massachusetts	04-2843697	042843697	789 Eisenhower Parkway Ann Arbor, MI 48106
Homeworkcentral.com, Inc.	Delaware	13-3833026	2504687	789 Eisenhower Parkway Ann Arbor, MI 48106
LearningPage.com, Inc.	Arizona	86-0969052	0891251-4	789 Eisenhower Parkway Ann Arbor, MI 48106
Norman Ross Publishing Inc.	New York	13-3433086	N/A	789 Eisenhower Parkway Ann Arbor, MI 48106
ProQuest Alison, Inc.	Florida	59-3258421	P94000058003	789 Eisenhower Parkway Ann Arbor, MI 48106
ProQuest Content Operations, Inc.	Delaware	13-4270041	3734579	789 Eisenhower Parkway Ann Arbor, MI 48106
ProQuest Learning I, LLC	Delaware	N/A	3894832	789 Eisenhower Parkway Ann Arbor, MI 48106
ProQuest Learning II, LLC	Delaware	N/A	3894843	789 Eisenhower Parkway Ann Arbor, MI 48106
ProQuest Outdoor Solutions Inc.	Delaware	20-1405359	3727964	789 Eisenhower Parkway Ann Arbor, MI 48106
Serials Solutions, Inc.	Washington	91-2030064	602 257 201	789 Eisenhower Parkway Ann Arbor, MI 48106
SIRS Publishing, Inc.	Florida	52-0984180	540443	789 Eisenhower Parkway Ann Arbor, MI 48106

Grantor	State of Organization	FEIN	Org. Id.	Chief Executive Office
Softline Information, Inc.	New Hampshire	02-0449053	156910	789 Eisenhower Parkway Ann Arbor, MI 48106
Syncata Corporation	California	33-0426716	C1485832	789 Eisenhower Parkway Ann Arbor, MI 48106
Voyager Holding Corporation	Delaware	38-3724764	3894838	789 Eisenhower Parkway Ann Arbor, MI 48106

Schedule 4

Collateral Locations

A.	Collateral Locations

*	Indicates Chief Executive Office

**	Indicates principal mailing address if different from Chief Executive Office

Grantor	Collateral Location or Place of Business	Owned / Leased / warehouse or bailed location

ProQuest Company	789 Eisenhower Parkway Ann Arbor, MI 48106 (Washtenaw)*	Leased

	777 Eisenhower Parkway Ann Arbor, MI 48l06 (Washtenaw)	Leased

ProQuest Business Solutions Inc.	789 Eisenhower Parkway Ann Arbor, MI 48106 (Washtenaw)*	Leased by ProQuest Company

	777 Eisenhower Parkway Ann Arbor, MI 48l06 (Washtenaw)	Leased by ProQuest Company

	3900 Kinross Lakes Parkway Richfield, Ohio 44286 (Summit)**	Leased

	1909 Old Mansfield Road Wooster, Ohio 44261 (Wayne)	Owned

	5184 Wiley Post Way Salt Lake City, UT 84116 (Salt Lake)	Leased

	400 SW 7th Street, Suite 100 Stuart, FL 34994 (Martin)	Leased

	4199 Campus Dr., Ste. 550, Office 31 Irvine, CA 92612 (Orange)	Leased

	17200 E. Ten Mile Rd., Ste. 230 Eastpointe, MI 48021 (Macomb)	Leased

Grantor	Collateral Location or Place of Business	Owned / Leased / warehouse or bailed location

	3800 Kilroy Airport Way, Suite 350 Long Beach, CA 90806 (Los Angeles)	Leased

	2nd & 3rd Fl. Technip Tower, A-4 Sector 1, NOIDA - 201 301, India	Leased

	300 Kings Road, Aspen House, Reading, Berkshire, England RG1 4HP	Leased

	14-3; Nagata Cho, 2-Chome, Suite 10-E, Akasaka Tokyo Bldg., Chiyoda-Ku, Tokyo, Japan 100-0014	Leased

	Gruener Weg 10, Friedberg, Germany 61169	Leased

	Sagasta, 20 bajo dcha Madrid, Spain	Leased

	Castello 95-6 D, Madrid, Spain 28006	Leased

	54 Route de Sartouville, Pare St. Laurent, Le Pecq Cedex, France	Leased

	Strada del Fortino, 24 C Torino, Italy	Leased

ProQuest Information and Learning Company	789 Eisenhower Parkway Ann Arbor, MI 48106 (Washtenaw)*	Leased by ProQuest Company

	777 Eisenhower Parkway Ann Arbor, MI 48l06 (Washtenaw)	Leased by ProQuest Company

	300 North Zeeb Road Ann Arbor, MI 48106 (Washtenaw)	Leased

	1909 Old Mansfield Road Wooster, Ohio 44261 (Wayne)	Owned by PBS

	7185 3-L Drive, Bldg. 2 Ann Arbor, MI 48106 (Washtenaw)	Leased warehouse.

	620 S. Third St Louisville, KY 40202 (Jefferson)	Leased

Grantor	Collateral Location or Place of Business	Owned / Leased / warehouse or bailed location

	1400 Eisenhower Place Ann Arbor, MI 48106 (Washtenaw)	Leased

	500 N. Market Place Drive Centreville, UT 84014 (Davis)	Leased

	5201 Congress Ave., Suite 250 Boca Raton, FL 33487 (Palm Beach)	Leased

	20 Summer Street Stamford, CT 06901 (Fairfield)	Leased

	138 Great Road Acton, MA 01720 (Middlesex)	Leased

	444 NE Ravenna Blvd., Suite 211 Seattle, WA 98115 (King)	Leased

	400 E. Main Street, Suite 5 Charlottesville, VA 22902 (Charlottesville City)	Leased

	1800 Valley View Lane, Suite 400 Dallas, TX 75234 (Dallas)	Leased

	1630 East River Road, Suite 121 Tucson, AZ 85718 (Pima)	Leased

	5252 North Edgewood Drive, Suite 125 Provo, UT 84604 (Utah)	Leased

	4355 International Blvd., Suite D Norcross, GA 30093 (Gwinnet)	Lease has expired or is expiring

	3891 Ranchero Drive, Suite 100 Ann Arbor, MI 48108 (Washtenaw)	Lease has expired or is expiring

	20 Victoria Street Toronto, Ontario M5C 2N8	Leased

Grantor	Collateral Location or Place of Business	Owned / Leased / warehouse or bailed location

Voyager Expanded Learning, L.P.	789 Eisenhower Parkway Ann Arbor, MI 48106 (Washtenaw)*	Leased by ProQuest Company

	777 Eisenhower Parkway Ann Arbor, MI 48l06 (Washtenaw)	Leased by ProQuest Company

	1800 Valley View Lane, Ste. 400, Dallas, Texas 75234 (Dallas)**	Leased

ProQuest Alison, Inc.	789 Eisenhower Parkway Ann Arbor, MI 48106 (Washtenaw)*	Leased by ProQuest Company

	777 Eisenhower Parkway Ann Arbor, MI 48l06 (Washtenaw)	Leased by ProQuest Company

	759 S. Federal Hwy, Suite 314 Stuart, FL 34994 (Martin)**	Leased by ProQuest Business Solutions

	1720 Ten Mile Road, Suite 230 Eastpointe, MI 48021 (Macomb)	Leased by ProQuest Business Solutions

	4199 Campus Drive, Suite 550 Irvine, CA 92612 (Orange)	Leased by ProQuest Business Solutions

Syncata Corporation	789 Eisenhower Parkway Ann Arbor, MI 48106 (Washtenaw)*	Leased by ProQuest Company

	777 Eisenhower Parkway Ann Arbor, MI 48l06 (Washtenaw)	Leased by ProQuest Company

	3800 Kilroy Airport Way, Suite 350 Long Beach, CA 90806 (Los Angeles)**	Leased by ProQuest Business Solutions

Grantor	Collateral Location or Place of Business	Owned / Leased / warehouse or bailed location

Bigchalk, Inc.

Copley Publishing Group, Inc.

Homeworkcentral.com, Inc.

LearningPage.com, Inc.

Norman Ross Publishing Inc.

ProQuest Content Operations, Inc.

ProQuest Learning I, LLC

ProQuest Learning II, LLC

ProQuest Outdoor Solutions Inc.

Serials Solutions, Inc.

SIRS Publishing, Inc.

Softline Information, Inc.

Voyager Holding Corporation

	789 Eisenhower Parkway Ann Arbor, MI 48106 (Washtenaw)* 777 Eisenhower Parkway Ann Arbor, MI 48l06 (Washtenaw)	Leased by ProQuest Company

B.	Collateral in Possession of Lessor, Bailee, Consignee or Warehouseman

None.

Schedule 5

Intellectual Property

A. Patents

ProQuest Business Solutions Inc.

Patent	Patent No.	patent Appl. No.	Issue Date	Appl. Date
Accelerated Pixel Data Movement	5,208,583	594,384	5/04/93	10/9/90

Combined Monitor and Process or for Computer Work Station or Similar Article	Des. 310,358	241,547	9/04/90	9/7/88

Display Screen Bezel and Assembly Method	4,898,555	327,741	2/06/90	3/23/89

Electronic Enclosure or Similar Article	Des. 310,999	203,752	10/02/90	6/7/88

Electronic Publishing System (Original in vault)	5,142,662	660,243	8/25/92	2/23/91

Electronic Publishing System	1,277,428	06/835,658 (U.S.)	12/04/90	2/12/87 (U.S.)

(CANADIAN)		529,531 (Canadian)		3/3/86 (Canadian)

Indexing Microfilm	4,515,451	498,619	5/07/85	05/27/83

Information Display Monitor or Similar Article	Des. 309,728	241,546	8/07/90	9/7/88

Method and Apparatus for Managing Contracts	N/A	10/075,100	N/A	02/11/02

Online Collaborative Parts Ordering System	N/A	677,542	N/A	10/02/00

On the Fly Image Rotation System for High Speed Printers	5,199,101	592,186	3/30/93	10/3/90

Processor for Computer Work Station or Similar Article	Des. 309,728	241,546	8/7/90	9/7/88

Tilt and Swivel Support Apparatus	4,919,387	319,528	4/24/90	3/6/89

ProQuest Information and Learning Company

Patent	Patent No.	patent Appl. No.	Issue Date	Appl. Date

Intelligent Document Linking System	N/A	09/774,414	N/A	1/31/01

Intelligent Document Linking System	N/A	02/02655	N/A	1/30/02

Method for Creating Durable Web-Enabled Uniform Resource Locator Links	N/A	10/142,248	N/A	05/09/02

Method and System for Searching Databases (Smart Search)	N/A	11/215,390	N/A	08/30/05

BigChalk, Inc.

Patent	Patent No.	patent Appl. No.	Issue Date	Appl. Date

Method for storing multi-media information in an information retrieval system	5,659,742	08/528,683	8/19/97	9/15/95

Method and apparatus for generating a composite document on a selected topic from a plurality of information sources	5,675,788	08/529,233	10/7/97	9/15/95

Restricted expansion of query terms using part of speech tagging	5,721,902	08/528,740	2/24/98	9/15/95

Query word relevance adjustment in a search of an information retrieval system	5,737,734	08/528,736	4/7/98	9/15/95

Patent	Patent No.	patent Appl. No.	Issue Date	Appl. Date

Method and apparatus for identifying textual documents and multi-mediafiles corresponding to a search topic	5,742,816	08/529,250	4/21/98	9/15/95

Architecture for processing search queries, retrieving documents identified thereby, and method for using same	5,873,076	08/529,249	2/16/99	9/15/95

Method for identifying themes associated with a search query using metadata and for organizing documents responsive to the search query in accordance with the themes	6,208,988	09/088,188	3/27/01	6/1/98

Method and system for facilitating research of electronically stored information on a network	N/A	09/400,672	N/A	9/21/99

Method and system for facilitating research of electronically stored information on a network	N/A	00/25949	N/A	9/21/00

Voyager Expanded Learning, L.P.10

Patent	Patent No.	patent Appl. No.	Issue Date	Appl. Date

[10]	Assignee is listed as Voyager Expanded Learning, Inc.

Patent	Patent No.	patent Appl. No.	Issue Date	Appl. Date
Method & System for Preventing Illiteracy in substantially all members of a predetermined set	6676413	10124587	1/13/04	4/17/02

B. Trademarks

ProQuest Business Solutions Inc.

Trademark	Status	Reg. No.	Reg. date	Appl. No.	Appl. Date	Country

PROQUEST E-CONNECT	Pending	–	–	78470699	8/20/04	United States

Q.LINK (Stylized)	Pending	–	–	78253578	5/23/03	United States

FICHEFINDER	Registered	1762558	April 6, 1993	74257467	3/20/92	United States

EPAR	Registered	2,417,113	1/2/01	75/746,523	7/9/99	United States

ProQuest Information and Learning Company

Trademark	Status	Reg. No.	Reg. date	Appl. No.	Appl. Date	Country

BUSINESS DATELINE	Registered	1,399,792	7/1/86	73/560,897	9/30/85	United States

PHONEFICHE	Registered	1,335,218	5/14/85	73/464,991	2/9/84	United States

PNI	Registered	1,332,623	4/23/85	73/490,385	7/18/04	United States

ABI/INFORM	Registered	1,597,882	5/22/90	73/547,202	7/10/85	United States

ARCHIVESUSA	Registered	2,069,526	6/10/97	75/113,404	6/3/96	United States

BOOKS ON DEMAND	Registered	2,002,505	9/24/96	74670771		United States

CANCORP (stylized)	Registered	1,699,375	1/07/92	73724313	4/25/88	United States

DIVERSITY YOUR WORLD	Registered	2,526,931	1/08/02	76/047,982	5/15/00	United States

Trademark	Status	Reg. No.	Reg. date	Appl. No.	Appl. Date	Country

E LIBRARY	Registered	2,324,706	2/29/00	75/031,576	12/12/95	United States

GENDERWATCH	Registered	2,616,511	9/10/02	76/047,983	5/15/00	United States

HERITAGE QUEST[11]	Registered	38,212	1/06/99	38,212		State of Utah

HERITAGE QUEST (stylized)[12]	Registered	2,382,248	9/05/00	75/542,068	8/24/98	United States

HOMEWORK CENTRAL	Registered	2,253,777	6/15/99	75/519,604	7/16/98	United States

HOMWORKCENTRAL.COM	Registered	2,691,850	3/04/03	75/879,505	12/23/99	United States

I E S CORRELATED	Registered	2,554,417	4/02/02	74/610,347	12/7/94	United States

IIMP	Registered	2,331,477	3/21/00	75/566,871	10/8/98	United States

KNOWLEDGENOTES	Registered	2,676,283	1/21/03	76/187,710	10/2/00	United States

Lion Design	Registered	2,251,876	6/08/99	75/321,264	7/8/97	United States

LITERATURE ONLINE and Design	Registered	2,353,100	5/30/00	75/448,578	3/11/98	United States

MAGAZINE EXPRESS	Registered	2,777,631	9/14/99	N/A	N/A	United States

MEDIASEEK	Registered	2,211,494	12/15/98	75/138,369	7/23/96	United States

[11]	Owner of Record is Heritage Quest
[12]	Owner of Record is American Genealogical Lending Library/Heritage Q.

Trademark	Status	Reg. No.	Reg. date	Appl. No.	Appl. Date	Country

METATEXT and Design	Registered	2,419,989	1/9/01	76/671,358	3/30/99	United States

METATEXT DIGITAL TEXTBOOKS	Registered	2,671,517	1/7/03	76/309,548	9/7/03	United States

PRISMA PUBLICACIONES Y REVISTAS SOCIALES U HUMANISTICAS	Pending	N/A	N/A	78/607,593	4/13/05	United States

PROQUEST	Registered	1,656,697	9/10/91	74/044,722	4/2/90	United States

PROQUEST	Registered	2,468,946	7/17/01	75/783,585	8/24/99	United States

PROQUEST	Registered	2,751,655	8/19/03	76/063,560	5/23/00	United States

Q Logo	Registered	2,528,947	1/15/02	75/803,562	9/21/99	United States

Q Logo	Pending	2,726,294	6/17/03	76/063,559	5/23/00	United States

SIRS MANDARIN and Design	Registered	2,467,100	7/10/01	2,467,100	8/9/99	United States

UMI	Registered	1,688,812	11/26/92	N/A	1/22/91	United States

YOUSPEAK	Registered	2,526,932	1/08/02	76/047,984	5/15/00	United States

Trademark	Status	Reg. No.	Reg. date	Appl. No.	Appl. Date	Country
PRISMA PUBLICACIONES Y REVISTAS SOCIALES U HUMANISTICAS	Pending	N/A	N/A	N/A	N/A	Brazil

PRISMA PUBLICACIONES Y REVISTAS SOCIALES U HUMANISTICAS	Pending	N/A	N/A	827817886	10/11/05	Brazil

PRISMA PUBLICACIONES Y REVISTAS SOCIALES U HUMANISTICAS	Pending	N/A	N/A	1,275,283	10/11/05	Canada

PRISMA PUBLICACIONES Y REVISTAS SOCIALES U HUMANISTICAS	Pending	N/A	N/A	N/A	N/A	Chile

PRISMA PUBLICACIONES Y REVISTAS SOCIALES U HUMANISTICAS	Pending	N/A	N/A	2005,103,254	10/10/05	Colombia

PRISMA PUBLICACIONES Y REVISTAS SOCIALES U HUMANISTICAS	Pending	N/A	N/A	004682738	10/13/05	EU

PRISMA PUBLICACIONES Y REVISTAS SOCIALES U HUMANISTICAS	Pending	N/A	N/A	744526	10/12/05	Mexico

PRISMA PUBLICACIONES Y REVISTAS SOCIALES U HUMANISTICAS	Pending	N/A	N/A	22698-05	10/11/05	Venezuela

PROQUEST	Registered	810754	10/18/99	810754	10/18/99	Australia

PROQUEST	Registered	820570	1/19/00	820570	1/19/00	Australia

PROQUEST	Pending	N/A	N/A	822465167	2/18/00	Brazil

Trademark	Status	Reg. No.	Reg. date	Appl. No.	Appl. Date	Country

PROQUEST	Pending	N/A	N/A	822465175	2/18/00	Brazil

PROQUEST	Registered	TMA602,515	2/18/04	1047721	2/23/00	Canada

PROQUEST	Registered	578,098	10/03/00	476791	2/21/00	Chile

PROQUEST[12]	Registered	581,349	11/3/00	480232	3/27/00	Chile

PROQUEST	Registered	241,706	5/11/01	2000012695	2/23/00	Colombia

PROQUEST	Registered	235987	5/11/01	2000017605	3/10/00	Colombia

PROQUEST	Registered	N/A	10/29/01	1487537	2/02/00	EU

PROQUEST	Registered	4518855	11/02/01	2000-11274	2/14/00	Japan

PROQUEST	Registered	82516	12/24/02	2000-0004350	2/17/00	Korea

PROQUEST	Registered	580800	4/22/04	2001-0045932	10/19/01	Korea

PROQUEST	Registered	688184	2/28/01	412555	2/24/00	Mexico

PROQUEST	Registered	756783	2/24/00	412556	2/24/00	Mexico

PROQUEST	Registered	606624	7/18/00	606624	1/14/00	New Zealand

PROQUEST	Registered	606625	8/24/99	606625	1/14/00	New Zealand

PROQUEST	Registered	89007894	11/16/01	89007894	2/16/00	Taiwan

PROQUEST	Registered	147036	8/01/01	89007895	2/16/00	Taiwan

PROQUEST[13]	Pending	N/A	N/A	3076-00	2/24/00	Venezuela

PROQUEST[14]	Pending	N/A	N/A	3077-00	2/24/00	Venezuela

Q Logo	Registered	TMA601,994	2/11/04	1083783	11/2/00	Canada

THE INFORMATION STORE	Registered	1,399,896	7/1/86	73/533,039	4/19/86	United States

[12]	Owner of Record is Bell & Howell Information and Learning Company
[13]	Owner of Record is Bell & Howell Information and Learning Company
[14]	Owner of Record is Bell & Howell Information and Learning Company

Trademark	Status	Reg. No.	Reg. date	Appl. No.	Appl. Date	Country

GOVERNMENT REPORTER	Registered	2,325,030	2/29/00	75/534,281	8/11/98	United States

RESEARCHER	Registered	2,303,032	12/21/99	75/534,297	8/11/98	United States

RESEARCHER	Registered	2,348,166	5/09/00	75/538,680	8/18/98	United States

SIRS	Registered	2,146,243	3/24/98	75/250,550	3/3/97	United States

SIRS DISCOVERER	Registered	2,337,552	4/04/00	75/534,282	8/11/98	United States

SIRS GOVERNMENT REPORTER	Registered	1,881,999	3/07/95	74/507,935	4/1/94	United States

SIRS INTERACTIVE CITIZENSHIP	Registered	2,715,316	5/13/03	76/366,743	2/5/02	United States

SIRS KNOWLEDGE SOURCE	Registered	2,567,241	5/07/02	76/259,654	5/21/01	United States

SIRS RENAISSANCE	Registered	2,006,752	10/08/96	74/559,718	8/11/94	United States

SIRS RESEARCHER	Registered	1,888,318	4/11/95	74/507,851	4/1/94	United States

SKS WEBSELECT	Registered	2,857,472	6/29/04	76/498,549	3/19/03	United States

GOVERNMENT HOUSE	Registered	2102663	10/17/97	2102663	6/14/96	United Kingdom

SIRS[15]	Registered	TMA507,163	1/27/99	0852,032	7/25/97	Canada

[15]	Owner of Record is Sirs Mandarin, Inc.

Voyager Expanded Learning, L.P.

Trademark	Status	Reg. No.	Reg. date	Appl. No.	Appl. Date	Country

EXPECT RESULTS	Pending	N/A	N/A	78/644,915	6/07/05	United States

PASSPORT READING JOURNEYS	Pending	N/A	N/A	78/602,824	4/06/05	United States

SOLO	Pending	N/A	N/A	78/601,346	4/04/05	United States

STRATEGIC ONLINE LEARNING OPPORTUNITIES	Pending	N/A	N/A	78/601,348	4/04/05	United States

TIMEWARP	Pending	N/A	N/A	78/604,173	4/07/05	United States

VMATH	Pending	N/A	N/A	78/530,453	12/10/04	United States

VPORT	Pending	N/A	N/A	78/678,436	7/26/05	United States

VPORT (stylized)	Pending	N/A	N/A	78/696,563	8/19/05	United States

EVOYAGES	Registered	2,860,988	7/06/04	76/450,199	9/17/02	United States

V & Design	Registered	2,779,424	11/04/03	76/480,894	1/8/03	United States

V VOYAGERU & Design	Registered	2,882,365	9/07/04	76/396,917	4/17/02	United States

VIP	Registered	2,626,404	9/24/02	76/216,900	2/27/01	United States

VITAL INDICATORS OF PROGRESS	Registered	2,911,439	12/14/04	76/462,715	10/29/02	United States

VOYAGER 100% LITERACY SYSTEM	Registered	2,628,063	10/01/02	76/315,140	9/20/01	United States

VOYAGER EXPANDED LEARNING	Registered	2,129,258	1/13/98	74/665,812	4/25/95	United States

VOYAGER EXPANDED LEARNING & Design	Registered	2,590,995	7/09/02	76/185,318	12/21/00	United States

VOYAGER LEARNING	Registered	2,811,609	2/03/04	76/973,153	3/1/02	United States

Trademark	Status	Reg. No.	Reg. date	Appl. No.	Appl. Date	Country

VOYAGER UNIVERSAL LITERACY SYSTEM	Registered	2,749,505	8/12/03	76/360,361	1/18/02	United States

VOYAGERU	Registered	2,848,412	6/01/04	76/396,660	4/16/02	United States

PASSPORT READING JOURNEYS	Pending	N/A	N/A	N/A	N/A	Australia

PASSPORT READING JOURNEYS	Pending	N/A	N/A	N/A	N/A	Canada

PASSPORT READING JOURNEYS	Pending	N/A	N/A	N/A	N/A	United Kingdom

SOLO	Pending	N/A	N/A	N/A	N/A	Canada

SOLO	Pending	N/A	N/A	N/A	N/A	United Kingdom

TIMEWARP	Pending	N/A	N/A	N/A	N/A	Australia

TIMEWARP	Pending	N/A	N/A	N/A	N/A	Canada

TIMEWARP	Pending	N/A	N/A	N/A	N/A	United Kingdom

Serials Solutions, Inc.

Trademark	Status	Reg. No.	Reg. date	Appl. No.	Appl. Date	Country

SERIAL SOLUTIONS[16]	Registered	2,556,145	4/2/02	78/050,558	2/28/01	United States

[16]	Owner of Record is Serial Solutions, LLC

Bigchalk, Inc.

Trademark	Status	Reg. No.	Reg. date	Appl. No.	Appl. Date	Country
BIGCHALK.COM THE EDUCATION NETWORK	Registered	1881541	6/21/01	2301581		Brazil

BIGCHALK.COM THE EDUCATION NETWORK	N/A	N/A	N/A	N/A	N/A	Costa Rica

BIGCHALK.COM THE EDUCATION NETWORK	Registered	2253594	5/11/01	2253594	11/22/00	United Kingdom

E LIBRARY	Registered	N/A	N/A	56085	8/06/98	Korea

E LIBRARY	Pending	N/A	N/A	09215	11/11/98	Malaysia

ELECTRIC LIBRARY	Registered	N/A	N/A	8-35103	4/03/96	Japan

ELECTRIC LIBRARY	Registered	N/A	N/A	8-35104	4/03/96	Japan

ELECTRIC LIBRARY	Registered	N/A	N/A	56086	8/06/98	Korea

ELECTRIC LIBRARY	Pending	N/A	N/A	09214	8/06/98	Malaysia

ELECTRIC LIBRARY	Registered	N/A	N/A	529,540	4/30/96	Mexico

ELECTRIC LIBRARY	Registered	N/A	N/A	539,541	4/30/96	Mexico

ELECTRIC LIBRARY	Registered	259959	3/15/96	N/A	N/A	New Zealand

ELECTRIC LIBRARY	Registered	259958	N/A	N/A	N/A	New Zealand

ELECTRIC LIBRARY	Registered	3637	N/A	N/A	N/A	South Africa

ELECTRIC LIBRARY	Registered	3638	N/A	N/A	N/A	South Africa

ELECTRIC LIBRARY	Pending	N/A	N/A	N/A	N/A	Taiwan

C. Copyrights

Voyager Expanded Learning, L.P.17

Copyright Title	Registration No.
Voyager pre+med intermediate	TX-4-573-169

Voyager pre+med primary	TX-4-573-170

Marco Polo	TX-4-635-855

Marco Polo	TX-4-675-331

Success City, USA	TX-4-690-719

Success City, USA	TX-4-704-462

Grand Prix	TX-4-712-279

Kaleidoscope	TX-4-712-280

Something wild	TX-4-712-281

Aztecs, Incas & Mayas	TX-4-712-282

Twister	TX-4-712-283

Mysteries: Voyager adventure camp: K-6	TX-4-713-383

Dragonfly	TX-4-713-384

Kaleidoscope	TX-4-716-788

Grand Prix	TX-4-716-789

Spaceship of the imagination: in search of Hellum 3	TX-4-716-790

Discovery Channel mysteries: getting started 3-6	TX-5-401-791

Kaleidoscope 3-6: an after-school adventure	TX-5-401-794

Time warp China: getting started	TX-5-405-293

Time warp Greece: getting started	TX-5-405-294

Discovery Channel Mysteries K-3: an after-school adventure	TX-5-405-949

American dream: an after-school adventure for grades 6-8: curriculum guide	TX-5-406-135

Getting started	TX-5-407-896

[17]	Owner of Record is Voyager Expanded Learning, Inc.

Copyright Title	Registration No.
TimeWarp: Latin America	TX-5-407-897

TimeWarp Africa: a summer reading intervention program for grade 5	TX-5-434-728

MediaMagic: an after-school adventure for grades 6-8	TX-5-434-729

Treehouse: unit 6, insects all around	TX-5-854-159

Hidingplaces: unit 4, branching out: curriculum guide	TX-5-854-160

Hidingplaces: unit 2, shifting sands: curriculum guide	TX-5-854-161

Treehouse: unit 2, trees all around: curriculum guide	TX-5-854-162

Treehouse: unit 3, plants all around: curriculum guide	TX-5-854-163

Hidingplaces: unit 6, blast off: curriculum guide	TX-5-854-164

Hidingplaces: unit 1, behind the scenes: curriculum guide	TX-5-854-165

Hidingplaces: unit 3, wetter is better: curriculum guide	TX-5-854-166

Hidingplaces: unit 5, ups and downs: curriculum guide	TX-5-854-167

Voyager Universal Literacy System: K: treehouse, unit 5: seasons all around	TX-5-854-171

Voyager Universal Literacy System: K: treehouse, unit 4, seasons all around	TX-5-854-172

Voyager Universal Literacy System: K: treehouse, unit 1, sounds all around	TX-5-854-173

Hidingplaces word study book: units 1-3	TX-5-854-216

Treehouse daily reading selections: student book, unit 6	TX-5-873-728

Treehouse daily reading selections student book: unit 5	TX-5-876-594

Seacastles reading book: unit 3	TX-5-876-595

Catch the wave	TX-5-877-396

SeaCastles reading book: unit 2, splish splash	TX-5-898-360

Treehouse adventure book: unit 4-6	TX-5-898-452

Treehouse daily reading selections: student book: unit 4, seasons all around	TX-5-898-453

Treehouse adventure book: units 1-3	TX-5-898-454

HidingPlaces writing and spelling book	TX-5-898-548

HidingPlaces adventure book	TX-5-898-549

HidingPlaces anthology	TX-5-898-550

Seacastles reading book: unit 4, set sail	TX-5-901-439

Seacastles reading book: unit 5, Castle Island	TX-5-901-440

Seacastles reading book: unit 6, voyage home	TX-5-901-441

Seacastles adventure book: units 4-6	TX-5-941-096

Seacastles adventure book: 1, units 1-3	TX-5-941-319

Copyright Title	Registration No.
SeaCastles writing and spelling book: units 1-3: Voyager Universal Literacy System: 1	TX-5-950-347

ProQuest Information and Learning Company

Copyright Title	Registration No.

Orting centennial Bell-tower biographies / by the people of Orting; edited by Alice Rushton (Owner of Record is Heritage Quest)	TX-2-748-109

Orting centennial Bell-tower biographies with personalized bricks index / by the people of Orting; edited by Alice Rushton (Owner of Record is Heritage Quest)	TX-2-748-110

Spokane County cemetery guide / by Ann J. Roberts (Owner of Record is Heritage Quest)	TX-2-749-165

The History of the town of Orting, 1854-1981 / by Alice Rushton (Owner of Record is Heritage Quest)	TX-2-757-815

Untitled	V3519 P255 (COHD)

Nineteenth century short title catalogue: ser. I, phase I, 1801-1815: A-C: extracted from the catalogues of the Bodleian Library, the British Library, the Library of Trinity College, Dublin (Owner of Record is Avero Publications, Ltd.)	TX-1-323-212

Nineteenth century short title catalogue (Owner of Record is ABC-Clio, Inc.)	TX-5-905-379

OWNER OF RECORD FOR EACH OF THE FOLLOWING COPYRIGHTS IS UMI COMPANY, UNIVERSITY MICROFILMS INTERNATIONAL OR UNIVERSITY MICROFILMS, INC.

Search INFORM	TX-2-941-545

Search Courier Plus	TX-2-997-302

Search business dateline: user’s guide	TX-3-017-276

Search Tools: the guide to UMI/Data Courier outline	TX-3-187-095

Search Tools: the guide to UMI online	TX-3-604-762

American labor unions’ constitutions, proceedings, officers’ reports and supplementary documents: a guide to the microform edition	TX-3-813-189

Alternative Press Center supplement: a guide to the microfilm collection: unit 1	TX-4-010-442

Great events: 6: as reported in the New York Times	TX-4-082-986

UMI guide to family and local histories: a single-title publishing catalog: vol. 3	TX-4-157-617

UMI guide to family and local histories: a microfiche program: vol. 2	TX-4-157-630

Russian history and culture: a microfiche collection of sacred books on 19th and early 20th century Russia from the Helsinki University Library: index to unit 26	TX-4-158-094

Copyright Title	Registration No.

Russian history and culture: a microfiche collection of scarce books on 19th and early 20th century Russia from the Helsinki University Library: index to unit 25	TX-4-158-095

Russian history and culture: a microfiche collection of sacred books on 19th and early 20th century Russia from the Helsinki University Library: index to unit 24	TX-4-158-096

Russian history and culture: a microfiche collection of scarce books on 19th and early 20th century Russia from the Helsinki University Library: index to unit 22	TX-4-158-097

Russian history and culture: a microfiche collection of scarce books on 19th and early 20th century Russia from the Helsinki University Library: index to unit 23	TX-4-158-203

Russian history and culture: a microfiche collection of sacred books on 19th and early 20th century Russia from the Helsinki University Library: index to unit 28	TX-4-158-093

Russian history and culture: a microfiche collection of scarce books on 19th and early 20th century Russia from the Helsinki University Library: index to unit 27	TX-4-158-183

Genealogy and local history guide: pt. 30	TX-4-203-245

Genealogy and local history guide: pt. 28	TX-4-203-246

Regimental histories of the American Civil War unit 4: a guide to the microfiche collection	TX-4-334-961

Regimental histories of the American Civil War unit 5: a guide to the microfiche collection	TX-4-334-962

Regimental histories of the American Civil War unit 6: a guide to the microfiche collection	TX-4-334-963

Regimental histories of the American Civil War: a guide to the microfiche collection	TX-4-350-348

Regimental histories of the American Civil War: unit 3: a guide to the microfiche collection	TX-4-352-450

A Place called U M I / words & music by L. Block, M. Block and R. Bond	PA-419-778

Russian history and culture index: a microfiche collection of scarce books on 19th and early 20th century Russia from the Helsinki University Library	TX-24-914

The Millerites and early Adventists: an index to the microfilm collection of rare books and manuscripts / edited by Jean Hoornstra	TX-149-680

1979 Supplement to Author, title, and subject guides to books on demand / [edited by Jean Hoornstra and Linda K. Hamilton]	TX-196-047

Russia history and culture index: a microfiche collection of scarce books on 19th and early 20th century Russia from the Helsinki University Library / [produced by University Microfilms International]	TX-196-244

British periodicals in the creative arts: an index to the microfilm collection / edited by Jean Hoornstra and Trudy Heath	TX-219-548

Comprehensive dissertation index: 1977 suppl., v. 1[-5]	TX-276-844

Copyright Title	Registration No.

Russia history and culture index: a microfiche collection of scarce books on 19th and early 20th century Russia from the Helsinki University Library	TX-286-989

Alpha maze: v. 1 / edited by Marlene Hurst	TX-354-192

California administrative code: comprehensive index: 1982	TX-955-102

California administrative code	TX-960-874

California administrative code: comprehensive index: 1983 / [index editor, Patricia H. Hart; legal indexer, Nancy Nash]	TX-1-136-744

California administrative code	TX-1-136-745

California administrative code: comprehensive index: 1984 / [index editor, Daniel G. Kielczewski]	TX-1-442-960

California administrative code	TX-1-442-961

United Negro College Fund archives: a guide and index	TX-1-592-031

The History of nursing: an index to the microfiche collection: vol. two: the archives of the Department of Nursing Education, Teachers College, Columbia University	TX-1-600-909

Genealogy & local history guide: pt. 6 / Jack T. Ericson, editor	TX-1-640-438

United Negro College Fund, Inc., archives	TX-1-679-761

A Nation of immigrants: a collection of news articles, opinion, and analysis from the New York Times	TX-1-710-489

California administrative code	TX-1-710-578

Genealogy & local history guide: pt. 8 / Jack T. Ericson, editor	TX-1-774-729

Genealogy & local history guide: pt. 7 / Jack T. Ericson, editor	TX-1-826-029

S P E, Socieity of Petroleum Engineers technical papers: cumulative index to the microfiche collection, 1980-1984 supplements	TX-1-884-559

The Pulitzer Prizes in journalism, 1917-1985	TX-1-894-187

Genealogy & local history guide: pt. 9 / Jack T. Ericson, editor	TX-1-903-292

An Index to the abstracts on crime and juvenile delinquency, 1985	TX-1-952-169

The American Civil Liberties Union records and publications: 1980-1984 update	TX-1-979-762

Genealogy & local history guide: pt. 10 / Jack D. Ericson, editor	TX-2-071-358

Primary sources for The History of pharmacy in the United States: a guide to the microfiche collection	TX-2-158-941

American labor unions’ constitutions, proceedings, officers’ reports, and supplementary documents: a guide to the microform edition	TX-2-158-942

Search INFORM: bk. one[-two]	TX-2-175-964

Alan Barbour’s Screen facts and screen nostalgia illustrated collection: a guide to the microfiche collection	TX-2-225-254

Copyright Title	Registration No.

Malmonides’ Mishneh Torah: a collection of manuscripts from the library of the Jewish Theological Seminary: an index to the microfilm collection reels 1-9	TX-2-243-298

The History of science: a collection of manuscripts from the library of the Jewish Theological Seminary: an index to the microfilm collection, reels 1-17	TX-2-243-299

Adler special manuscript collection: from the Library of the Jewish Theological Seminary: an index to the microfilm collection	TX-2-243-391

The Southern Regional Council papers, 1944-1968: a guide to the microfilm edition / edited by Mitchell F. Ducey	TX-2-282-501

Socialist collections in the Tamiment Library, 1972-1956: a guide to the microfilm edition / edited by Thomas C. Pardo	TX-2-282-502

Genealogy & local history guide: pt. 12	TX-2-309-191

The Commission on Interracial Cooperation papers, 1919-1944 and The Association of Southern Women for the Prevention of Lynching, 1930-1942	TX-2-314-610

Genealogy & local history guide: pt. 11 / Jack T. Ericson, editor	TX-2-334-317

The History of nursing: an index to the microfiche collection: vol. three: supplement to the archives of the Department of Nursing Education, Teachers College, Columbia University	TX-2-334-318

The Commission on Interracial Cooperation papers, 1919-1944 and the Association of Southern Women for the Prevention of Lynching papers, 1930-1942 / edited by Mitchell F. Ducey	TX-2-380-588

Records of the National Council of Women of the United States, Inc., 1988-ca. 1970: a guide to the microfiche edition / compiled by Laura J. O’Keefe	TX-2-453-597

Terrorism: an international resource file: 1987 index / Yonah Alexander, general editor	TX-2-476-112

Russian history and culture: a microfiche collection of scarce books on 19th and early 20th century Russia from the Helsinki University Library: a cumulative index to units 1-20	TX-2-520-951

Genealogy & local history guide: pt. 13	TX-2-524-996

Genealogy & local history: guide, pt. 14	TX-2-591-288

Genealogy & local history: guide, pt. 15	TX-2-635-068

Terrorism: an international resource file: 1980-85 index / Yonah Alexander, general editor	TX-2-640-028

Terrorism: an international resource file: 1988 index / Yonah Alexander, general editor	TX-2-701-258

Shakespeariana: Shakespeare’s editors from Rowe to Alexander	TX-2-802-775

Underground press collection: a guide to the microfilm collection: Hoover Institution supplement	TX-2-848-568

Copyright Title	Registration No.

Terrorism: an international resource file: 1970-79 index / Yonah Alexander, general editor	TX-3-006-020

Working papers in economics: a guide to the microfiche collection, series II	TX-3-006-688

Working papers in economics: a guide to the microfiche collection, series I	TX-3-006-689

Selections on the Vietnam war: a guide to the microfiche collection	TX-3-006-709

Selections on the Vietnam war: a guide to the microfiche collection	TX-3-006-710

Terrorism: an international resource file: 1986 index / Yonah Alexander, general editor	TX-3-014-950

Russian history and culture: a microfiche collection of scarce books on 19th and early 20th century Russia from the Helsinki University Library: index to unit 21	TX-3-106-714

Early English books 1641-1700: a cumulative index to units 1-60 of the microfilm collection	TX-3-137-670

Genealogy & local history guide: pt. 19	TX-3-228-108

Genealogy & local history guide: pt. 20	TX-3-228-110

Terrorism: an international resource file: 1990 index / Yonah Alexander, general editor	TX-3-294-888

The Papers of Lev LDavydovich Trotskii and Lev L’vovich Sedov, 1920-1940	TX-3-317-659

Working papers in economics: a guide to the microfiche collection, series III, IV, V	TX-3-496-392

Genealogy & local history: guide, pt. 22	TX-3-553-410

Genealogy & local history: guide, pt. 24	TX-3-571-329

Genealogy & local history: guide, pt. 23	TX-3-580-939

Genealogy & local history guide: pt. 21	TX-3-589-779

SPE: Society of petroleum engineers technical papers: cumulative index to the microfiche collection: 1985-1989 supplements	TX-3-589-803

Society of Petroleum Engineers technical papers: index to the microfiche collection, 1992 supplement	TX-3-589-815

SPE: Society of Petroleum Engineers technical papers: index to the microfiche collection: 1991 suppl.	TX-3-599-475

UMI guide to family and local histories: a microfiche program	TX-3-613-556

Copyright law and the doctoral dissertation: guidelines to your legal rights & responsibilities / Kenneth D. Crews	TX-3-627-575

Transdex index: index to March 1993 JPRS publications	TX-3-631-309

IEEE/IEEE publications ondisc	TX-4-010-102

Alternative Press Center supplement: a guide to the microfilm collection: unit 2	TX-4-010-443

Genealogy & local history: guide, pt. 26	TX-4-157-618

Copyright Title	Registration No.

Genealogy & local history guide: pt. 27	TX-4-157-621

Creation vs. evolution / Jonpatrick Schuyler Anderson	TXu-387-832

The Bondwoman’s Narrative	TX-5-588-307

Dissertation Abstracts International	TX 5-399-665 TX 5-399-668 TX 5-335-441 TX 5-335-443 TX 5-335-442

Dissertation Abstracts International	TX 5-439-363 TX 5-502-057 TX 5-473-970 TX 5-499-150 TX 5-472-400

Dissertation Abstracts International	TX 5-538-079 TX 5-542-950 TX 5-543-094 TX 5-614-656 TX 5-601-175

Dissertation Abstracts International	TX 5-631-711 TX 5-642-628 TX 5-631-889 TX 5-675-237 TX 5-728-573 TX 5-685-134 TX 5-674-155 TX 5-732-641 TX 5-732-642 TX 5-733-977

Copyright Title	Registration No.

Dissertation Abstracts International	TX 5-760-072 TX 5-767-454 TX 5-811-082 TX 5-873-316 TX 5-874-819 TX 5-855-231

Dissertation Abstracts International	TX 5-955-696 TX 5-908-704 TX 5-972-392 TX 5-941-054 TX 5-968-235 TX 6-022-366 TX 6-014-230 TX 6-058-409 TX 6-027-348 TX 6-035-802 TX 6-068-438

Dissertation Abstracts International	TX 6-154-341 TX 6-156-846 TX 6-151-021 TX 6-142-656 TX 6-149-609

Comprehensive Dissertation Index. Supplement	TX 5-549-768 TX 5-571-062

Comprehensive Dissertation Index. Supplement	TX 5-873-377

Comprehensive Dissertation Index. Supplement	TX 5-971-636

American Doctorial Dissertations	TX 5-428-756

American Doctorial Dissertations	TX 5-549-356

American Doctorial Dissertations	TX 5-683-352

American Doctorial Dissertations	TX 5-755-770 TX 5-798-343

American Doctorial Dissertations	TX 6-056-080 TX 6-063-950

Copyright Title	Registration No.

Masters Abstracts International	TX 5-399-667 TX 5-335-444

Masters Abstracts International	TX 5-439-364 TX 5-499-149

Masters Abstracts International	TX 5-550-011 TX 5-552-048 TX 5-590-058 TX 5-549-452 TX 5-620-143

Masters Abstracts International	TX 5-681-185 TX 5-640-546 TX 5-675-242 TX 5-726-619 TX 5-710-656 TX 5-712-897

Masters Abstracts International	TX 5-865-727 TX 5-874-820 TX 5-864-086

Masters Abstracts International	TX 5-941-053 TX 5-968-234 TX 6-014-317 TX 6-035-800

Masters Abstracts International	TX 6-156-845 TX 6-120-135 TX 6-149-171 TX 6-176-949

Dissertation Abstracts International. C, Worldwide	TX 5-399-666

Dissertation Abstracts International. C, Worldwide	TX 5-439-365

Dissertation Abstracts International. C, Worldwide	TX 5-552-047 TX 5-542-956 TX 5-551-673

Copyright Title	Registration No.

Dissertation Abstracts International. C, Worldwide	TX 5-681-176 TX 5-640-295 TX 5-685-135 TX 5-715-747

Dissertation Abstracts International. C, Worldwide	TX 5-796-228 TX 5-841-771

Dissertation Abstracts International. C, Worldwide	TX 5-924-415 TX 5-996-875 TX 6-035-801

Dissertation Abstracts International. C, Worldwide	TX 6-154-334 TX 6-167-969

Nineteenth Century Short	TX 5-905-379

Handbook of water-soluble gums and resins (assigned from McGraw-Hill, Inc. to University Microfilms International on July 6, 1990 at v2539 p174

Assigned from Data Courier, Inc. to University Microfilms, Inc. on June 16, 1986 at v2182 p311

TX 501-228

Famous Kentuckians	NA

Frankfort: Kentucky’s State Capital	NA

Walking Thru Louisville	NA

Travel Through Kentucky History	NA

Basketball: The Dream Game in Kentucky	NA

This Place Kentucky	NA

A B I User Guide	TX 303-454

A B I User Guide	TX 625-948

A B I User Guide	TX 515-692

Search Inform User Guide	TX 797-394

Search Inform	TX 1-283-560

Learn Inform	SR 36-129

Command, The A B I/Inform User Guide for I T T Dialcom	TX 1-409-631

A B I/Selects, The Annotated Bibliography of Computers	TX 1-243-926

Search P N I	SR 38-617

Search P N I	SR 36-838

Pharmaceutical News Index	TX 1-544-543

SIRS Publishing, Inc.

Copyright Title	Registration No.

The Knowledge Source, 1996-97	TX-4-679-276

The Knowledge Source, 1997	TX-4-679-277

SIRS information systems: 1994-95 catalog	TX-4-679-278

SIRS information systems: 1995 catalog	TX-4-684-442

SIRS information systems: 1994 library catalog	TX-4-707-632

Emma Goldman: a guide to her life and documentary sources / Candace Falk, editor, Stephen Cole, associate editor, Sally Thomas, assistant editor	TX-4-030-374

OWNER OF RECORD FOR EACH OF THE FOLLOWING COPYRIGHTS IS SOCIAL ISSUES RESOURCES SERIES, INC.

The History of bands in America : [pt. I] / a aDiscovery production; produced, directed, and narrated by William Cole Hueter.	PA-431-557

The History of bands in America : [pt. II] / a aDiscover production; produced, directed, and narrated by William Cole Huete	PA-431-558

The Elements of music : program 6, Interpretation	PA-509-830

The Elements of music : program 5, Tone color	PA-509-831

The Elements of music : program 4, Form	PA-509-832

The Elements of music : program 3, Harmony & dynamics	PA-509-833

The Elements of music : program 2, Melody	PA-509-834

The Elements of music : program 1, Rhythm	PA-509-835

One duck/by Elaine Weingarten; illustrated by Phyllis Sweeney	TX-2-416-033

Kenny the caterpillar/by Elaine Weingarten; illustrated by Phyllis Sweeney	TX-2-416-034

Old doctor monkey/by Elaine Weingarten; illustrated by Phyllis Sweeney	TX-2-416-035

The Dog who didn’t know about snow/by Elaine Weingarten; illustrated by Phyllis Sweeney	TX-2-416-036

The Robin who was afraid to fly/by Elaine Weingarten; illustrated by Phyllis Sweeney	TX-2-416-037

The History of bands in America / a aDiscovery production; produced, directed, and narrated by William Cole Hueter	TX-2-642-504

What citizens need to know about world affairs	TX-2-982-561

What citizens need to know about government	TX-2-982-562

The Elements of music: study guide	TX-3-019-881

Checklist of government directories, lists, and rosters/ compiled by Richard I. Korman. (owner of record are Meckler Publishing & Chadwyck-Healey, Ltd.)	TX-1-015-766

Copyright Title	Registration No.

Charles Wright on the Boundary, 1849-1852: or, Plantae Wrightiana revisited/ by Elizabeth A. Shaw (owner of record are Meckler Publishing & Chadwyck-Healey, Ltd.)	TX-2-098-936

Index to the United States Department of Agriculture pomological watercolor collection/ Patricia L. Morelli (owner of record are Meckler Corporation & Chadwyck-Healey, Ltd.)	TX-2-121-480

Schedule 6

Depositary and Other Deposit Accounts

Grantor	Financial Institution	Account number
ProQuest Company	Harris Nesbitt	187-008-8 (General)

ProQuest Company	Harris Nesbitt	187-026-0 (Medical)

ProQuest Company	Harris Nesbitt	187-139-1 (Payroll)

ProQuest Company	Harris Nesbitt	187-153-2 (A/P Account)

ProQuest Company	JPMorgan Chase	007-7-023701 (Eurocurrency)

ProQuest Company	LaSalle Bank	1054521125 (General)

ProQuest Company	LaSalle Bank	5401126361 (Flexible Spending)

ProQuest Company	NCC Commercial Card Services	4807-0421-4300-0023 (Corporate)

ProQuest Company	LaSalle Bank	5402529878 (Lumenos - Deductible Account for Health Plans)

ProQuest Business Solutions Inc.	Harris Nesbitt	323-352-5 (Lockbox)

ProQuest Business Solutions Inc.	Harris Nesbitt	187-206-8 (Credit Cards Acct.)

ProQuest Business Solutions Inc.	LaSalle Bank	2770715437 (Disbursement)

ProQuest Business Solutions Inc.	LaSalle Bank	1054521109 (Exp.)

ProQuest Business Solutions Inc.	National City Bank	017792 (Local Deposits)

ProQuest Information and Learning Company	LaSalle Bank	1054521133 (Lockbox)

ProQuest Information and Learning Company	LaSalle Bank	2770715411 (Disbursement)

ProQuest Information and Learning Company	LaSalle Bank	1054521117 (Exp.)

ProQuest Information and Learning Company	LaSalle Bank	5401175996 (Reading A to Z)

Grantor	Financial Institution	Account number
ProQuest Information and Learning	NCC Commercial Card Services	4807-0421-4300-0007

ProQuest Information and Learning	LaSalle Bank	2770715429 (Disbursement)

Voyager Expanded Learning, L.P.	National City Bank	983673539 (General)

Voyager Expanded Learning, L.P.	National City Bank	000272201 (Lockbox)

Voyager Expanded Learning, L.P.	National City Bank	0961805 (Disbursements))

Voyager Expanded Learning, L.P.	Texas Capital	1411-001611 (Payroll)

Voyager Expanded Learning, L.P.	Texas Capital	1111-007694 (Operating)

Voyager Expanded Learning, L.P.	Texas Capital	9811-0007690 (Sweep)

ProQuest Alison, Inc.	Harris Nesbitt	164-453-3 (A/P Acct.)

ProQuest Alison, Inc.	Sun Trust	0128320007838 (Local Deposits)

Syncata Corporation	Citibank	601323819 (Checking)

Syncata Corporation	Citibank	601240591 (Savings)

Syncata Corporation	Union Bank of California	348000-8064

Schedule 7

Commercial Tort Claims

None.

Schedule 8

Motor Vehicles

Grantor	Vehicle Make	Vehicle Model	Vehicle ID No.

ProQuest Information and Learning Company	Ford	350	1FMNE31L3YHB90838

ProQuest Information and Learning Company	Jeep	Cherokee	1J4FX58S3TC193993

ANNEX I

FORM OF JOINDER TO GUARANTY AND COLLATERAL AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [            ] is executed by the undersigned for the benefit of LaSalle Bank Midwest National Association, as the Collateral Agent (the “Collateral Agent”) in connection with that certain Guaranty and Collateral Agreement dated as of May 2, 2006 among the Grantors party thereto and the Collateral Agent (as amended, restated, supplemented or modified from time to time, the “Guaranty and Collateral Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guaranty and Collateral Agreement.

Each Person signatory hereto is required to execute this Agreement pursuant to Section 8.16 of the Guaranty and Collateral Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1. Each such Person assumes all the obligations of a Grantor and a Guarantor under the Guaranty and Collateral Agreement and agrees that such person or entity is a Grantor and a Guarantor and bound as a Grantor and a Guarantor under the terms of the Guaranty and Collateral Agreement, as if it had been an original signatory to such agreement. In furtherance of the foregoing, such Person hereby assigns, pledges and grants to the Collateral Agent a security interest in all of its right, title and interest in and to the Collateral owned thereby to secure the Secured Obligations.

2. Schedules 1, 2, 3, 4, 5, 6, 7 [and 8] of the Guaranty and Collateral Agreement are hereby amended to add the information relating to each such Person set out on Schedules 1, 2, 3, 4, 5, 6, 7 [and 8] respectively, hereof. Each such Person hereby makes to the Collateral Agent the representations and warranties set forth in the Guaranty and Collateral Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct after giving effect to such amendment to such Schedules.

3. In furtherance of its obligations under Section 5.2 of the Guaranty and Collateral Agreement, each such Person agrees to deliver to the Collateral Agent appropriately complete UCC financing statements naming such person or entity as debtor and the Collateral Agent as secured party, and describing its Collateral and such other documentation as the Collateral Agent (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guaranty and Collateral Agreement, as modified hereby. Each such Person acknowledges the authorizations given to the Collateral Agent under the Section 5.10(b) of the Guaranty and Collateral Agreement and otherwise.

4. Each such Person’s address for notices under the Guaranty and Collateral Agreement shall be the address of the Company set forth in the Credit Agreement dated as of January 31, 2005 among the Company, each of the lenders party thereto from time to time and LaSalle Bank Midwest National Association, a national banking association, as agent, and each such Person hereby appoints the Company as its agent to receive notices hereunder.

5. This Agreement shall be deemed to be part of, and a modification to, the Guaranty and Collateral Agreement and shall be governed by all the terms and provisions of the Guaranty and Collateral Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such Person hereby waives notice of the Collateral Agent’s acceptance of this Agreement. Each such Person will deliver an executed original of this Agreement to the Collateral Agent.

[add signature block for each new Grantor]

ANNEX II

FORM OF COLLATERAL ACCESS AGREEMENT